                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT


          This FIRST AMENDMENT dated December 30, 1994 (the "First Amendment") to the Revolving Credit Agreement dated as of July 1, 1994 (the "Agreement") between INTERNATIONAL RECTIFIER CORPORATION (the "Borrower") and WELLS FARGO BANK, N.A. ("Wells Fargo") WITNESSES the following:

          WHEREAS the Borrower has requested that Wells Fargo permit the Borrower to obtain Cost of Funds Advances for Interest Periods of up to 29 days as well as periods of 1, 3, 6, 9, 12 and 18 months; and

          WHEREAS Wells Fargo is willing to make Cost of Funds Advances to the Borrower for periods of up to 29 days as well as periods of 1, 3, 6, 9, 12 and 18 months; and

          WHEREAS the Borrower has requested that Wells Fargo permit the Borrower to make loans or advances or extensions of credit to its Subsidiaries and to other corporations, associations and business entities of which the Borrower owns directly or indirectly more than ten percent (10%) of their voting securities in an aggregate amount not to exceed $15,000,000 at any one time outstanding for all such Subsidiaries together with all such other related corporations, associations and business entities; and

          WHEREAS Wells Fargo is willing to allow the Borrower to make loans and advances and extensions of credit to its Subsidiaries and to other such corporations, associations and business entities so long as such loans, advances and extensions of credit do not in the aggregate for all such Subsidiaries together with all such other related corporations, associations and business entities exceed $15,000,000 at any one time outstanding;

          NOW, THEREFORE, Wells Fargo and the Borrower agree as follows:

          1. USE OF CERTAIN TERMS. Terms defined in the Agreement and not defined in this First Amendment are used in this First Amendment with their defined meanings in the Agreement.

          2. COST OF FUNDS INTEREST PERIODS. Wells Fargo and the Borrower agree that starting on December 30, 1994 the Cost of Funds Interest Periods will be periods of any number of days up to 29 days or periods of 1, 3, 6, 9, 12 and 18 months as designated by the Borrower. To that end the definition of "Cost of Funds Interest Period" in Section 1.01 (h) of the Agreement and the wording of
Section 2.04 of the Agreement are hereby amended to read in their entirety as follows:

               "(h) "COST OF FUNDS INTEREST PERIOD" shall mean, for each Cost of Funds Advance, a period of any number of days up to 29 days or a period of one (1), three (3), six (6), nine (9), twelve (12) or eighteen (18) months, as designated by the Borrower, during which all or a portion of the Advances under the Revolving Credit Facility bear interest determined in relation to the Cost of Funds Rate; provided, however, that (a) if a Cost of Funds Interest Period of one month or more commences on a date for which there is no corresponding date in the month in which such Cost of Funds Interest Period is to end, such Cost of Funds Interest Period shall end on the last Business Day of such month; (b) if the last day of any Cost of Funds Interest Period occurs on a day which is not a Business Day, such Cost of Funds Interest Period shall be extended to expire on the next succeeding Business Day; and (c) no Cost of Funds Interest Period may extend beyond the Maturity Date."

               "2.04   INTEREST ON ADVANCES.  Interest shall accrue from the
          date of each Advance at one of the following rates, as quoted by Wells Fargo and as elected by the Borrower pursuant to this Section 2.04 or
          Section 2.05 of this Agreement:

                        (A) PRIME RATE ADVANCES. For Advances designated as Prime Rate Advances, a fluctuating rate per annum equal to the Prime Rate in effect from time to time. Interest shall be adjusted concurrently with any change in the Prime Rate.

                        (B) LIBO RATE ADVANCES. For Advances designated as LIBO Rate Advances, a fixed rate per annum determined by Wells Fargo to be one and one-quarter percent (1.25%) above the LIBO Rate in effect on the first day of the LIBO Rate Interest Period for the Advance.

                        (C) COST OF FUNDS ADVANCES. For Advances designated as Cost of Funds Advances, a fixed rate per annum determined by Wells Fargo to be one and one-quarter percent (1.25%) above the Cost of Funds Rate in effect on the first day of the Cost of Funds Interest Period for the Advance.

          All interest on Advances shall be computed on the basis of a 360 day year, actual days elapsed. Interest on Prime Rate Advances and Cost of Funds Advances shall be paid in Dollars in arrears in monthly installments commencing on the first day of the month following the date of the first such Advance and continuing on the first day of each month thereafter; provided, however, that if a Cost of Funds Advance is for 29 days or less interest will be paid in the last day of the Cost of Funds Interest Period for such Advance. Interest on any LIBO Rate Advance shall be paid in arrears on the last day of the LIBO Rate Interest Period pertaining to such LIBO Rate Advance and, if such Interest Period is greater than three months, on that date falling three months (if the LIBO Rate Interest Period is six months), three months and six months (if the LIBO Rate Interest Period is nine months) and three months, six months and nine months (if the LIBO Rate Interest Period is twelve months) after the first day of such Interest Period."

          3. LOANS TO SUBSIDIARIES AND OTHER RELATED CORPORATIONS, ASSOCIATIONS AND BUSINESS ENTITIES. Wells Fargo and the Borrower agree that starting on December 30, 1994 the Borrower may, despite the prohibition against loans or advances or credit extensions to third persons in Section 6.10 of the Agreement, make loans or advances or extensions of credit to its Subsidiaries and to other corporations, associations and business entities of which the Borrower owns directly or indirectly more than ten percent (10%) of their voting securities in an aggregate amount not to exceed $15,000,000 for all its Subsidiaries together with all such other related corporations, associations and business entities. To that end, Section 6.10 of the Agreement is hereby amended to read in its entirety as follows:

               "6.10   LOANS.  Not make any loans or advances or extensions of
          credit to any third person, including, but not limited to, directors, officers, shareholders, employees, affiliated entities and Subsidiaries of the Borrower, except for credit extended in the ordinary course of the Borrower's business as presently conducted; provided, however, that the Borrower may make loans or advances or extensions of credit to (i) employees of the Borrower in an aggregate amount not to exceed $750,000.00 in any one fiscal year for all such employees, and (ii) Subsidiaries and other corporations, associations and business entities of which the Borrower owns directly or indirectly more than ten percent (10%) of their voting securities in an aggregate amount not to exceed $15,000,000.00 at any one time outstanding for all such Subsidiaries together with all such other related corporations, associations and business entities."

          4. EFFECTIVE DATE. This First Amendment shall be effective on December 30, 1994.

          5. REPRESENTATIONS AND WARRANTIES. In order to induce Wells Fargo to enter into this First Amendment and to amend the Agreement in the manner provided in this First Amendment, the Borrower hereby warrants that (i) the representations and warranties contained in Section 5 of the Agreement are true and correct on the date of this First Amendment, and (ii) no Event of Default, as specified in Section 7 of the Agreement, and no event which with notice or lapse of time or both would become such an Event of Default, has occurred and is continuing on the date of this First Amendment.

          6. AGREEMENT OTHERWISE UNALTERED. Except as expressly modified by this First Amendment, the Agreement shall continue to be and shall remain in full force and effect.

          IN WITNESS WHEREOF, Wells Fargo and the Borrower by their respective duly authorized officers or representatives have caused this First Amendment to be duly executed as of the day and year first written above.

                              INTERNATIONAL RECTIFIER CORPORATION

                              By: /s/ Michael P. McGee
                                 ------------------------------------
                                       Michael P. McGee
                                Title: Vice President, Chief Financial Officer
                                      ----------------------------------------


                              WELLS FARGO BANK, N.A.

                              By: /s/ Daniel S. Silmore
                                  ------------------------------------
                                 Title: Assistant Vice President
                                       -------------------------------

                 SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT


     This SECOND AMENDMENT dated as of March 31, 1995 ("Second Amendment") to the Revolving Credit Agreement dated as of July 1, 1994 as amended by the First Amendment dated December 30, 1994 (collectively, "Agreement") between INTERNATIONAL RECTIFIER CORPORATION ("Borrower") and WELLS FARGO BANK, N.A. ("Wells Fargo") WITNESSES the following:

     WHEREAS, Borrower has requested that Wells Fargo amend the Agreement to, among other things, increase the Commitment to Twenty-Five Million Dollars ($25,000,000) and to increase the Letter of Credit Commitment and the Letter of Credit Sub-Facility to Twelve Million Five Hundred Thousand Dollars ($12,500,000); and

     WHEREAS, Wells Fargo is willing to increase the Commitment to Twenty-Five Million Dollars ($25,000,000), to increase the Letter of Credit Commitment and the Letter of Credit Sub-Facility to Twelve Million Five Hundred Thousand Dollars ($12,500,000), and to amend the Agreement in other respects;

     NOW THEREFORE, Wells Fargo and Borrower agree as follows:

     1. USE OF CERTAIN TERMS. Terms defined in the Agreement and not defined in this Second Amendment are used in this Second Amendment with their defined meanings in the Agreement.

     2. COMMITMENT. Wells Fargo and Borrower agree that the Commitment shall be increased from Ten Million Dollars ($10,000,000) to Twenty-Five Million Dollars ($25,000,000). To that end, the Agreement shall be amended to delete "Ten Million Dollars ($10,000,000)" from the definition of "Commitment" in
Section 1.01(e) of the Agreement and from the definition of "Revolving Credit Facility" in Section 1.01(pp) and Section 2.01 of the Agreement, and "Twenty-Five Million ($25,000,000)" shall be inserted in lieu thereof.

     3. LETTER OF CREDIT COMMITMENT. Wells Fargo and Borrower agree that the Letter of Credit Commitment shall be increased from Five Million Dollars ($5,000,000) to Twelve Million Five Hundred Dollars ($12,500,000). To that end, the Agreement shall be amended to delete "Five Million Dollars ($5,000,000)" from the definition of "Letter of Credit Commitment" in Section 1.01(w) of the Agreement, from the definition of "Letter of Credit Sub-Facility" in Section 1.01(x) of the Agreement and from the last line of Section 3.01 of the Agreement, and "Twelve Million Five Hundred Thousand ($12,500,000)" shall be inserted in lieu thereof.

     4. NOTE. In order to effectuate the increase in the Commitment, Borrower agrees to execute a new revolving credit facility note ("New Note") the form of which is attached hereto as Exhibit A. Upon the execution of the New Note by Borrower, all references in the Agreement to the "Revolving Credit Facility Note" or the "Note" shall mean the New Note. The New Note shall supersede and replace the Note.

     5. DEFINITION OF DOMESTIC INDEBTEDNESS. The following definition shall be added to Section 1.1 of the Agreement:

          "Domestic Indebtedness" shall mean all Indebtedness incurred by Borrower in connection with Borrower's Domestic operations."

     6. ADDITIONAL DOMESTIC INDEBTEDNESS. The Borrower and Wells Fargo agree that Section 6.09 of the Agreement shall be amended. To that end, Section 6.09 is hereby deleted in its entirety and a new Section 6.09 is hereby added to the Agreement as follows:

          "6.09 ADDITIONAL DOMESTIC INDEBTEDNESS. Not, after the date hereof, create, incur or assume, directly or indirectly any additional Domestic Indebtedness other than (i) indebtedness owed or to be owed to Wells Fargo or Sanwa Bank California, or (ii) Indebtedness to trade creditors incurred in the ordinary course of the Borrower's business, or (iii) Indebtedness in an aggregate amount not exceeding $75,000,000.00 in any one of the Borrower's fiscal years for new equipment financing, capital leases, and financing for the Temecula Facility, (iv) Indebtedness owed to other financial institutions under revolving lines of credit, and (v) Indebtedness of up to $75,000,000.00 incurred in connection with business acquisitions made by the Borrower."

          7. LOANS. Borrower and Wells Fargo agree that Section 6.10 of the Agreement shall be amended. To that end, Section 6.10 of the Agreement shall be deleted in its entirety and a new Section 6.10 shall be added to the Agreement as follows:

          "6.10 LOANS. Not make any loans or advances or extend credit to any third person including, but not limited to, directors, officers, shareholders, employees, affiliated entities and Subsidiaries of the Borrower, except for credit extended in the ordinary course of the Borrower's business as presently conducted; provided, however, that the Borrower may make loans or advances or extend credit to employees of the Borrower in an aggregate amount not to exceed $1,000,000.00 in any one fiscal year for all such employees; and provided further that the Borrower may make loans or advances or extend credit to Subsidiaries and affiliated entities of the Borrower in an aggregate amount not to exceed $15,000,000.00 in any one fiscal year for all such affiliated entities and Subsidiaries."

          8. LIENS AND ENCUMBRANCES.  Borrower and Wells Fargo agree that
Section 6.11 shall be amended. To that end, Section 6.11 (ii) shall be amended to delete "$55,000,000.00" and to insert "$75,000,000.00" in lieu thereof.

           9. FINANCIAL CONDITION. Borrower and Wells Fargo agree that 6.18 of the Agreement shall be amended. To that end, Section 6.18 of the Agreement shall be deleted in its entirety and a new Section 6.18 shall be added to the Agreement as follows:

          "6.18 FINANCIAL CONDITION.  Maintain at all times:

               (a) A minimum consolidated Effective Tangible Net Worth of at least $175,000,000.00, plus 50% of annual net income, 100% of the proceeds of any equity issuance, 100% of the conversion of debt into equity, and 100% of any grant of rights to subscribe for shares of the Borrower, commencing with the fiscal year-end June 30, 1994.

               (b) A ratio of consolidated Debt to consolidated Effective Tangible Net Worth of not more than .90 to 1.

               (c) A ratio of consolidated current assets to consolidated current liabilities (including, but not limited to, amounts outstanding under this Agreement and all amounts outstanding under other revolving lines of credit, whether with another bank or a third party), of not less than 1.75 to 1."


               (d) A ratio of the sum of net income, plus depreciation expense, plus amortization expense, plus net interest expense, each for the immediately preceding four fiscal quarters to the sum of the current portion of long-term Debt then due for the fourth preceding fiscal quarter, plus net interest expense for the immediately preceding four fiscal quarters of not less than 1.5 to 1."

     10. LIBO RATE ADVANCES. Wells Fargo and Borrower agree that the interest rate on LIBO Rate Advances shall be decreased. To that end, Section 2.04(b) shall be modified to delete "one-quarter percent (1.25%)" and to insert "one percent (1.00%)" in lieu thereof.

     11. COSTS OF FUNDS ADVANCES. Borrower and Wells Fargo agree that the interest rate on Cost of Funds Advances shall be decreased. To that end,
Section 2.04(c) shall be amended to delete "one and one-quarter percent (1.25%)" and to insert in lieu thereof "one percent (1.00%)" in lieu thereof.

     12. ACQUISITIONS. Borrower and Wells Fargo agree that Section 6 of the Agreement shall be amended to add a new covenant regarding acquisitions by Borrower. To that end, a new Section 6.20 shall be added to the Agreement as follows:

          "6.20. Acquisitions. Borrower may acquire any other businesses for an amount equal to or less than $100,000,000.00 in the aggregate."

     13. CONDITIONS PRECEDENT. This Second Amendment shall become effective as of the date ("Second Amendment Effective Date") that each of the conditions precedent set forth below shall have been fulfilled to the satisfaction of Wells Fargo, PROVIDED that the Second Amendment Effective Date shall not occur later than March 31, 1995:

               (a) AMENDMENT. Wells Fargo shall have received counterparts of this Second Amendment, duly executed by the Borrower and Wells Fargo.

               (b) NO DEFAULT OR EVENT OF DEFAULT. No Event of Default, as specified in Section 7 of the Agreement, and no event which with notice or lapse of time or both would become such an Event of Default, has occurred and is continuing on the date of this Second Amendment.

               (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower in this Second Amendment and in Section 5 of the Agreement after giving effect to this Second Amendment shall be true and correct in all material respects on and as of the Second Amendment Effective Date as if made on such date except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

               (d) Wells Fargo shall have received the New Note duly executed by the Borrower.

     14. AGREEMENT OTHERWISE UNALTERED. Except as expressly modified by this Second Amendment, the Agreement shall continue to be and shall remain in full force and effect.

     IN WITNESS WHEREOF, Wells Fargo and Borrower by their respective duly authorized officers or representatives have caused this Second Amendment to be duly executed as of the day and year first written above.

                                   INTERNATIONAL RECTIFIER
                                     CORPORATION

                                   By:     /s/ Michael P. McGee
                                       ----------------------------------------
                                   Title:  VICE PRESIDENT & CFO
                                          -------------------------------------

                                   WELLS FARGO BANK
                                    NATIONAL ASSOCIATION


                                   By:      /s/ Brian McDonald
                                       ----------------------------------------
                                    Title:  Assistant Vice President
                                           ------------------------------------

                         REVOLVING CREDIT FACILITY NOTE


$25,000,000                                               El Segundo, California
                                                                 March 31 , 1995

     FOR VALUE RECEIVED, the undersigned, INTERNATIONAL RECTIFIER CORPORATION ("Borrower"), promises to pay to the order of WELLS FARGO BANK, N.A. ("Wells Fargo") at Wells Fargo's 'office at 420 Montgomery Street, San Francisco, California, or at such other place in the State of California as Wells Fargo may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty-Five Million Dollars ($25,000,000), or so much thereof as may be advanced and be outstanding.

     Borrower further agrees to pay interest (whether before or after any breach of this Note) at said office, in like funds and currency, on the unpaid principal amount owing hereunder from time to time from the date hereof until such amount shall have become due and payable (whether at the stated maturity, by acceleration or otherwise) at either (a) a fluctuating rate per annum at all times equal to the Prime Rate in effect from time to time, (b) a fixed rate per annum determined by Wells Fargo to be one and percent (1.00%) above the LIBO Rate in effect on the first day of any LIBO Rate Interest Period for a LIBO Rate Advance, or (c) a fixed rate per annum determined by Wells Fargo to be one percent (1.00%) above the Cost of Funds Rate in effect on the first day of any Cost of Funds Interest Period for a Cost of Funds Advance. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Wells Fargo. Interest shall also be payable on any overdue payment of principal and (to the extent permitted by law) interest as set forth in the Credit Agreement (as defined below).

     With respect to each interest rate selection by Borrower, the date, principal amount, rate of interest, term of the applicable Interest Period for a LIBO Rate Advance and a Cost of Funds Advance, and any payments applicable thereto, shall be set forth by Wells Fargo on the reverse of this Note or on such schedules as Wells Fargo shall maintain for such purposes. Absent manifest error, such notations on this Note or on such schedules, and all endorsements by Wells Fargo thereon, shall be conclusive evidence of all such items.

     This Note is the Revolving Credit Facility Note defined in and made pursuant to that certain Revolving Credit Agreement dated as of July 1, 1994, between Borrower and Wells Fargo, as amended from time to time, ("Credit Agreement"). All terms defined in the Credit Agreement shall have the same meanings when used in this Note, and the rate of interest applicable under this Note shall change from time to time in accordance with the terms of the Credit Agreement. This Note supercedes and replaces that certain Revolving Credit Facility Note dated July 1, 1994, in the principal amount of Ten Million Dollars ($10,000,000)and executed by Borrower pursuant to the Credit Agreement.

     The unpaid principal balance of this obligation at any time shall be the total of all amounts advanced under this Note by the holder of this Note less the amount of all principal payments made on this Note by or for Borrower, which balance may be endorsed on this

Note from time to time by Wells Fargo. Notwithstanding anything in this Note to the contrary, the outstanding principal balance of this Note, together with the aggregate amount of all outstanding Letters of Credit (as defined in the Credit Agreement), shall not at any time exceed the maximum principal amount set forth above, or such lesser amount as is then available under this Note if the maximum principal amount of this Note is reduced pursuant to the provisions of the Credit Agreement.

     Interest accrued on this Note shall be due and payable as provided in the Credit Agreement. The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall also be due and payable on the Maturity Date (as defined in the Credit Agreement).

     Borrower may prepay principal on this Note solely in accordance with the terms of the Credit Agreement. Each payment of principal on this Note shall be credited to the portions of this Note which bear interest determined in relation to the Prime Rate, the LIBO Rate and the Cost of Funds Rate in accordance with the application of payment provisions of the Credit Agreement.

     Advances under this Note, to the total amount of the principal sum stated above and in accordance with the provisions of the Credit Agreement, may be made by the holder at the oral or written request of Darryl T, Mikuni, Rose M. Marcario, Michael P. McGee or Deidre J. Samuels, any one acting alone, who are authorized to request Advances and direct the disposition of any such Advances until written notice of the revocation of such authority or the substitution of new named people with such authority is received by the holder of this Note.

     Upon the occurrence of any Event of Default (as defined in the Credit Agreement) Wells Fargo, at Wells Fargo's option, may declare all sums of principal and interest outstanding under this Note to be immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower, and Wells Fargo shall have all rights, powers and remedies set forth in the Credit Agreement.

     Borrower agrees to pay, immediately upon demand, the full amount of all costs and expenses, including reasonable attorneys' fees (including, but not limited to, allocated costs for in-house legal services), incurred by Wells Fargo in connection with the enforcement of any rights of Wells Fargo and/or the collection of any amounts which become due to Wells Fargo under this Note, and the prosecution or defense of any action in any way related to this Note, including, but not limited to, any action for declaratory relief.

      This Note shall be governed by and be construed in accordance with the laws of the State of California.


                                        INTERNATIONAL RECTIFIER
                                        CORPORATION

                                        By:
                                               /s/ M. McGee
                                        ---------------------------------------
                                        Name:  M. McGee
                                              ---------------------------------
                                             Title: Vice President & CFO
                                                    ---------------------------


                                       -3-